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                                                                   EXHIBIT 23.3

                             CONSENT OF APPRAISER

  We hereby consent to the references made to us, our appraisals and/or fairness opinion by Host Marriott, L.P. and HMC Merger Corporation in the Prospectus/Consent Solicitation Statement constituting a part of this Registration Statement on Form S-4. In addition we consent to the filing of our appraisal reports and fairness opinion referred to therein as exhibits to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          American Appraisal Associates, Inc.

                                                /s/ Ronald M. Georgen
                                          By __________________________________
                                                     Ronald M. Georgen
                                                         President

Milwaukee, Wisconsin

October 8, 1998